Exhibit 5.1

January 22, 2025

Polyrizon Ltd.

5 Hatidhar St.

Raanana

Israel

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Israeli counsel for Polyrizon Ltd. (the “Company”), an Israeli company, in connection with the filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 800,000 of the Company’s ordinary shares, no par value (the “Ordinary Shares”), which may be issued under the Company’s Amended and Restated Equity Incentive Plan (the “Plan”).

In connection with this opinion letter, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan, copies of the Company’s current articles of association, and resolutions of the Company’s Board of Directors. We have also examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction of such corporate records, certificates, agreements, documents and other instruments and have made such investigation of matters of fact and law, as we have deemed relevant and necessary for the basis of our opinions hereinafter set forth.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof and that each individual grant under the Plan that has been made prior to the date hereof or will be made after the date hereof was and will be duly authorized by all necessary corporate action.; and (v) the legal capacity of all natural persons. As to all questions of fact material to the opinions set forth herein, we did not independently establish or verify such facts and we have relied, without independent investigation, upon statements, certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials. In addition, we have assumed that the Company will receive the full consideration for the Ordinary Shares (which may consist, in part or in full, of services performed for the Company).

Keren LAW FIRM

TEL: +972 – 544 – 275177 TEL: +972 – 544 – 275930

Address: 2 WEIZMANN ST., Tel – Aviv, israel

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

Based on and subject to the foregoing, we are of the opinion that the Ordinary Shares being registered pursuant to the Registration Statement have been duly authorized and, when issued and paid for in accordance with the Plan, pursuant to agreements with respect to the Plan and pursuant to the terms of the awards that may be granted under the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission (“SEC”) issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. In addition, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Sincerely yours,

/s/ Keren Law Firm
Keren Law Firm

Keren LAW FIRM

TEL: +972 – 544 – 275177 TEL: +972 – 544 – 275930

Address: 2 WEIZMANN ST., Tel – Aviv, israel